Filed Pursuant to Rule 424(b)(3)
Registration No. 333-206796

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Class A common stock, par value $0.01 per share	12,161,844	$9.78	$118,993,914.06	$11,982.69(4)

(1)	This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the reported high and low prices of the Common Stock on the NASDAQ Global Select Market on January 27, 2016.
(4)	Registration fees of $4,748 were previously paid in connection with the filing of registrant’s Registration Statement on Form S-3. Such registration fees are transferred and carried forward to this registration statement pursuant to Rule 457(p) under the Securities Act.

PROSPECTUS SUPPLEMENT
(to Prospectus dated September 4, 2015)

12,161,844 Shares

TerraForm Power, Inc.

Class A Common Stock

This prospectus supplement relates to the sale, in one or more offerings, of up to 12,161,844 shares of our Class A common stock, par value $0.01 per share, by the selling shareholders named in this prospectus supplement. This prospectus supplement supplements the prospectus, dated September 4, 2015. We provide more information about the selling shareholders and the related transactions in the section titled “Selling Shareholders” on page S-3 of this prospectus supplement.

The selling shareholders identified in this prospectus supplement may sell, transfer or otherwise dispose of shares from time to time on or off the NASDAQ Global Select Market in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling shareholders, see the section entitled “Plan of Distribution” on page S-5. We are not offering any securities pursuant to this prospectus supplement, and we will not receive any proceeds from the offering.

Our Class A common stock is traded on the NASDAQ Global Select Market under the symbol “TERP.” This prospectus supplement should be read in conjunction with, and may not be delivered or used without, the prospectus. This prospectus supplement is qualified by reference to and the information incorporated by reference in the prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained or incorporated by reference in the prospectus.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of the prospectus, and under similar headings in the other documents that are incorporated by reference into the prospectus or are filed after the date hereof.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated January 29, 2016.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we or the selling shareholders may sell any combination of the securities described in the prospectus and any accompanying prospectus supplement in one or more offerings from time to time.

This prospectus supplement describes the terms of the offerings by the selling shareholders and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, dated September 4, 2015, including the documents incorporated by reference therein, provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, in their entirety before making an investment decision.

Neither we nor the selling shareholders have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or in any information we have incorporated by reference is accurate as of any date other than the date on the front of such documents.

Unless the context provides otherwise, references herein to “SunEdison” refer to SunEdison, Inc. together with, where applicable, its consolidated subsidiaries and “we,” “our,” “us,” and the “Company” refer to TerraForm Power, Inc., together with, where applicable, its consolidated subsidiaries. References to our “common stock” or our “preferred stock” refer to the common stock or preferred stock of TerraForm Power, Inc. and not any of its subsidiaries, unless the context otherwise requires.

INCORPORATION BY REFERENCE

We are incorporating by reference into this prospectus supplement information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. We incorporate by reference into this prospectus supplement the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act), which we have filed with the SEC:

•	our Annual Report on Form 10-K, filed with the SEC on March 13, 2015;
•	our Quarterly Reports on Form 10-Q, filed with the SEC on May 7, 2015; August 6, 2015 and November 9, 2015;
•	those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2015, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014;
•	our Current Reports on Form 8-K, filed with the SEC on February 3, 2015, March 30, 2015, April 1, 2015, May 6, 2015, May 8, 2015, June 2, 2015, June 12, 2015, July 7, 2015, July 22, 2015; September 4, 2015; November 11, 2015; November 27, 2015, December 4, 2015; December 9, 2015; December 15, 2015; January 19, 2016 and January 21, 2016; and
•	our Registration Statement on Form 8-A filed on July 15, 2014.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this prospectus supplement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this prospectus supplement, a report (or portion thereof) furnished on Form 8-K shall not be incorporated by reference into this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Copies of these documents are not required to be filed with this prospectus supplement.

We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement.

You should direct requests for documents to:

TerraForm Power, Inc.
7550 Wisconsin Avenue, 9th Floor
Bethesda, Maryland 20814
(240) 762-7700

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A common stock by the selling shareholders identified in this prospectus supplement.

SELLING SHAREHOLDERS

On December 29, 2015, SunEdison, Seller Note, LLC, a wholly-owned subsidiary of SunEdison (the “Note Issuer”), the selling shareholders named herein, and certain affiliates of SunEdison entered into a purchase and sale agreement (the “Purchase Agreement”) pursuant to which the selling shareholders agreed to purchase from SunEdison certain renewable assets projects under development and shares of our Class A common stock that previously secured the Notes (as defined below) in exchange for the extinguishment of approximately $336 million aggregate principal amount of 3.75% Guaranteed Exchangeable Senior Secured Notes due 2020 (the “Notes”) previously issued by the Note Issuer and guaranteed by SunEdison. Pursuant to the Purchase Agreement, the Note Issuer has transferred 12,161,844 shares (the “Shares”) of our Class A common stock to the selling shareholders.

In connection with the above mentioned transactions, and pursuant to a registration rights agreement with the selling shareholders, we have agreed to register the Shares of Class A common stock. The selling shareholders may from time to time offer and sell pursuant to this prospectus supplement any and all of such Shares of Class A common stock. However, the selling shareholders have agreed not to sell any of the Shares of Class A common stock until the earlier of April 1, 2016 or such date on which the Purchase Agreement is terminated under certain circumstances.

The selling shareholders were formerly owners of membership interests in First Wind Holdings. LLC (“First Wind”). Pursuant to a Purchase and Sale Agreement, dated as of November 17, 2014, by and among SunEdison, the Company, and the other parties thereto, the selling shareholders sold First Wind and its assets to the Company and its affiliate, SunEdison.

The table below supplements the table included under “Selling Shareholders” in the prospectus, dated September 4, 2015. Set forth below are the names of certain additional selling shareholders that have received Shares pursuant to the Purchase Agreement and the shares of Class A common stock owned by such selling shareholders prior to this offering, based on the most recent information that we received from such selling shareholders regarding their holdings.

Unless set forth in this section, none of the selling shareholders has had a material relationship with us or, to our knowledge, with any of our predecessors or affiliates within the past three years.

Any or all of the Shares of Class A common stock registered hereby and listed below may be offered for sale pursuant to this prospectus supplement by the selling shareholders from time to time with the limitations described herein. Accordingly, no estimate can be given as to the amount of shares of Class A common stock that will be held by the selling shareholders upon consummation of any particular sale.

Name of selling shareholder	Number of shares of Class A common stock beneficially owned prior to the offering(1)	Number of shares of Class A common stock offered hereby(1)	Number of shares of Class A common stock beneficially owned following the offering(2)	Percentage of outstanding shares of Class A common stock to be beneficially owned following the offering(2)(3)
D. E. Shaw CF-SP Series 1 MWP Acquisition, L.L.C.(4)	557,362	557,362	—	—
D. E. Shaw CF-SP Series 8-01, L.L.C.(4)	297,766	297,766	—	—
D. E. Shaw CF-SP Series 10-07, L.L.C.(4)	54,037	54,037	—	—
D. E. Shaw CF-SP Series 11-06, L.L.C.(4)	274,524	274,524	—	—
D. E. Shaw CF-SP Series 13-04, L.L.C.(4)	318,658	318,658	—	—
D. E. Shaw Composite Holdings, L.L.C.(4)	4,578,575	4,578,575	—	—
Madison Dearborn Capital Partners IV, L.P.(5)	6,078,970	6,078,970	—	—
Northwestern University(6)	1,952	1,952	—	—
Total	12,161,844	12,161,844	—	—
(1)	Assumes the transactions described above were consummated on January 28, 2016.

(2)	Since we do not have the ability to control how many, if any, of their shares each of the selling shareholders listed above will sell, we have assumed that the selling shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.
(3)	In computing the number of shares of Class A common stock beneficially owned by the selling shareholder and the percentage ownership of such person, we deemed to be outstanding all shares of Class A common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
(4)	As of January 27, 2016, D. E. Shaw Composite Holdings, L.L.C. (“Composite”) directly holds 4,578,575 shares of the Company's Class A common stock (“Composite Shares”). D. E. Shaw CF-SP Series 8-01, L.L.C. (“CF-SP Series 8-01”) directly holds 297,766 shares of the Company's Class A common stock (“CF-SP Series 08-01 Shares”). D. E. Shaw CF-SP Series 10-07, L.L.C. (“CF-SP Series 10-07”) directly holds 54,037 shares of the Company's Class A common stock (“CF-SP Series 10-07 Shares”). D. E. Shaw CF-SP Series 11-06, L.L.C. (“CF-SP Series 11-06”) directly holds 274,524 shares of the Company's Class A common stock (“CF-SP Series 11-06 Shares”). D. E. Shaw CF-SP Series 13-04, L.L.C. (“CF-SP Series 13-04”) directly holds 318,658 shares of the Company's Class A common stock (“CF-SP Series 13-04 Shares”). D. E. Shaw CF-SP Series 1 MWP Acquisition, L.L.C. (“CF-SP Series 1 MWP”) directly holds 557,362 shares of the Company's Class A common stock (“CF-SP Series 1 MWP Shares," and together with the Composite Shares, CF-SP Series 08-01 Shares, CF-SP Series 10-07 Shares, CF-SP Series 11-06 Shares, and CF-SP Series 13-04 Shares, collectively, the "Subject Shares”). Each of the D. E. Shaw affiliates has the power to dispose of the Subject Shares directly owned by it. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of Composite, CF-SP Series 8-01, CF-SP Series 10-07, CF-SP Series 11-06, CF-SP Series 13-04, and CF-SP Series 1 MWP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as the managing member of DESCO LLC, may also be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of Composite, CF-SP Series 8-01, CF-SP Series 10-07, CF-SP Series 11-06, CF-SP Series 13-04, and CF-SP Series 1 MWP, may also be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may also be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Anne Dinning, Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP's and DESCO LLC's behalf. None of DESCO LLC, DESCO II Inc., DESCO LP, or DESCO Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw's position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw's position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares, and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares.
(5)	Reflects 6,078,970 shares of Class A Common Stock over which Madison Dearborn Capital Partners IV, L.P. (“MDCP”) has the sole power to vote and dispose. Does not include 1,952 shares of Class A Common Stock held by Northwestern University over which MDCP has power to vote and dispose pursuant to a voting agreement and proxy. As a result, MDCP may be deemed to beneficially own these shares. The shares of Class A Common Stock of MDCP may be deemed to be beneficially owned by Madison Dearborn Partners IV, L.P. (“MDP IV”), who is the sole general partner of MDCP. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP IV that has the power, acting by majority vote, to vote or dispose of the shares directly held by MDCP. Pursuant to Rule 13d-4 of the Exchange Act, each of Messrs. Finnegan and Mencoff and MDCP declare that the statements herein shall not be construed as an admission that any such person is, for the purposes of Section 13(d) and/or Section 13(g) of the Exchange Act, the beneficial owners of any securities covered by such statement except to the extent of such person's pecuniary interest in the shares of Class A Common Stock, and except to the extent of its pecuniary interest, such beneficial ownership is expressly disclaimed by each of Messers Finnegan and Mencoff and MDCP.
(6)	Reflects 1,952 shares of Class A Common Stock over which MDCP has the sole power to vote and dispose pursuant to a voting agreement and proxy. As a result, MDCP may be deemed to beneficially own these shares and they may also be deemed to be beneficially owned by MDP IV, who is the sole general partner of MDCP. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP IV that has the power, acting by majority vote, to vote or dispose of the shares directly held by Northwestern University. Pursuant to Rule 13d-4 of the Exchange Act, each of Messrs. Finnegan and Mencoff and Northwestern University declare that the statements herein shall not be construed as an admission that any such person is, for the purposes of Section 13(d) and/or Section 13(g) of the Exchange Act, the beneficial owners of any securities covered by such statement except to the extent of such person's pecuniary interest in the shares of Class A Common Stock, and except to the extent of its pecuniary interest, such beneficial ownership is expressly disclaimed by each of Messers Finnegan and Mencoff and Northwestern University.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A common stock or interests in shares of Class A common stock on any stock exchange, market or trading facility on which the shares of Class A common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	block trades in which a broker-dealer will attempt to sell the shares of Class A common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through one or more underwriters in a public offering, pursuant to which underwriters may resell our Class A common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale;
•	“at the market” to or through market makers or into an existing market for our Class A common stock;
•	by pledge to secure debts and other obligations (including obligations associated with derivative transactions);
•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•	through the distribution by the selling shareholder to its partners, members or shareholders;
•	purchases by a broker-dealer as agent or principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales (including short sales “against the box”);
•	through the writing or settlement of standardized or over-the-counter options, swaps or other hedging or derivative transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling shareholders to sell a specified number of shares of Class A common stock at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge, hypothecate or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock, from time to time, under this prospectus supplement and the accompanying prospectus, or under an amendment to this prospectus supplement and/or the accompanying prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus supplement and the accompanying prospectus. The selling shareholders also may transfer the shares of Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and the accompanying prospectus.

In connection with the sale of shares of Class A common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging the positions that they assume. The selling shareholders may also sell shares of Class A common stock short and deliver these securities to close out their short positions, or loan or pledge shares of Class A common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Class A common stock offered by this prospectus supplement and the accompanying prospectus, which shares of Class A common stock such broker-dealer or other financial institution may resell or otherwise transfer pursuant to this prospectus supplement and the accompanying prospectus (as supplemented or amended to reflect such transaction).

If the selling shareholder utilizes a dealer in the sale of the securities being offered pursuant to this prospectus supplement, the selling shareholder will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

The selling shareholder may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus supplement in privately negotiated or registered transactions. These transactions may involve the sale of shares of our Class A common stock by the selling shareholder by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, swaps, rights, warrants or other securities that are offered with, convertible into or exchangeable for shares of our Class A common stock.

This prospectus supplement may be revised or further supplemented from time to time to describe a specific plan of distribution and any related transactions.

The selling shareholder may sell shares of our Class A common stock directly to purchasers. In this case, it may not engage underwriters or agents in the offer or sale of such shares.

The selling shareholder may also elect to make a distribution of the shares of our Class A common stock covered by this prospectus supplement to its members, partners or shareholders. The members, partners or shareholders of the selling shareholder who receive shares of our Class A common stock pursuant to a registered distribution may sell those shares of Class A common stock directly to purchasers or through underwriters, broker-dealers or agents under Section 4(a)(1) of the Securities Act, except to the extent any such member, partner or shareholder is deemed to be our “affiliate” under Rule 144 of the Securities Act. After receiving shares of our Class A common stock, the members, partners and shareholders of the distributing selling shareholder, to the extent not deemed to be our “affiliate” under Rule 144 of the Securities Act, will act independently of us and the selling shareholder in making decisions regarding the timing, manner and size of each sale of our Class A common stock.

To the extent required, the shares of our Class A common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions, discounts or concessions, and other terms with respect to a particular offer will be set forth in a revised or additional prospectus supplement.

We will bear all expenses in connection with registering our Class A common stock offered by this prospectus supplement. The selling shareholder will pay any underwriting discounts, selling commissions and transfer taxes and fees and disbursements of counsel and any other advisers or agents of it incurred in connection with the offering of our Class A common stock pursuant to this prospectus supplement.

Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the shares of our Class A common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

The aggregate proceeds to the selling shareholders from the sale of shares of Class A common stock offered by them will be the purchase price of the shares of Class A common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares of Class A common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

In connection with the sale of our Class A common stock covered by this prospectus supplement through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of our Class A common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of shares of Class A common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit that they earn on any resale of the shares of Class A common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Selling shareholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act may be subject to certain statutory liabilities as underwriters under the Securities Act.

In order to comply with the securities laws of some states, if applicable, the shares of Class A common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of Class A common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Class A common stock in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus supplement and the accompanying prospectus available to the selling shareholders for the purpose of satisfying any applicable prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer, underwriter and agent that participates in transactions involving the sale of the shares of Class A common stock against certain liabilities, including liabilities arising under the Securities Act. In the Registration Rights Agreement, we are obligated to provide customary indemnification to the selling shareholders.

We know of no existing arrangements between any selling shareholder and any broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of shares of Class A common stock offered by this prospectus supplement. We cannot assure you that any such selling shareholder will not transfer, devise or gift the shares of Class A common stock by other means not described in this prospectus. There can be no assurance that any selling shareholder will sell any or all of the shares of Class A common stock pursuant to this prospectus supplement.

PROSPECTUS

TerraForm Power, Inc.

Class A Common Stock
Debt Securities
Preferred Stock
Warrants
Units

TerraForm Power, Inc., from time to time, may offer to sell Class A common stock, senior or subordinated debt securities, preferred stock, warrants or units. We refer to our debt securities, common stock, preferred stock, warrants and units collectively as the “securities.” The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our Class A common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. This prospectus describes some of the general terms that may apply to these securities.

In addition, the selling stockholders identified in this prospectus and such additional selling stockholders as may be named in one or more prospectus supplements (collectively, the “Selling Stockholders”) may offer and sell shares of our Class A common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any of the proceeds from the sale of our Class A common stock offered by the Selling Stockholders.

We or the Selling Stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis.

Our Class A common stock is traded on the NASDAQ Global Select Market under the symbol “TERP.”

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the related prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time, and the Selling Stockholders may sell shares of our Class A common stock in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer, as well as the shares of our Class A common stock that the Selling Stockholders may offer. Each time we sell securities under this shelf registration, or the Selling Stockholders sell shares of our Class A common stock, to the extent required, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation by Reference of Certain Information” and “Where You Can Find More Information.”

We and the Selling Stockholders have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any related prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the related prospectus supplement. This prospectus and any related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained, or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

Unless the context provides otherwise, references herein to “SunEdison” and “Sponsor” refer to SunEdison, Inc. together with, where applicable, its consolidated subsidiaries and “we,” “our,” “us,” “our company,” the “Company” and “TerraForm Power” refer to TerraForm Power, Inc., together with, where applicable, its consolidated subsidiaries. References to our “common stock” or our “preferred stock” refer to the common stock or preferred stock of TerraForm Power, Inc. and not any of its subsidiaries, unless the context otherwise requires.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements, other than purely historical information, including estimates, projections, statements related to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based are forward-looking statements within the meaning of the federal securities laws including, without limitation, our expectation that our liquidity will be sufficient to fund our operations for the next twelve months. These forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions. However, these words are not the exclusive means of identifying such statements. Although we believe that our plans, intentions, and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions, or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are listed below and further disclosed under the section entitled “Risk Factors,” and in the documents incorporated by reference herein:

•	our ability to integrate the projects we acquire from SunEdison or third parties or otherwise and realize the anticipated benefits from such acquisitions;
•	counterparties’ to our offtake agreements willingness and ability to fulfill their obligations under such agreements;
•	price fluctuations, termination provisions and buyout provisions related to our offtake agreements;
•	our ability to enter into contracts to sell power on acceptable terms as our offtake agreements expire;
•	delays or unexpected costs during the completion of construction of certain projects we intend to acquire;
•	government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs and environmental laws;
•	operating and financial restrictions placed on us and our subsidiaries related to agreements governing our indebtedness and other agreements of certain of our subsidiaries and project-level subsidiaries generally and in our Revolver;
•	our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;
•	our ability to compete against traditional and renewable energy companies;
•	hazards customary to the power production industry and power generation operations such as unusual weather conditions, catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, interconnection problems or other developments, environmental incidents, or electric transmission constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;
•	our ability to expand into new business segments or new geographies; and
•	our ability to operate our businesses efficiently, manage capital expenditures and costs tightly, manage risks related to international operations and generate earnings and cash flow from our asset-based businesses in relation to our debt and other obligations.

The forward-looking statements included or incorporated herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information you need to consider in making your investment decision. Before making an investment decision, you should read this entire prospectus carefully, and the documents incorporated by reference herein, and should consider, among other things, the matters set forth under “Risk Factors,” and in our and our predecessor’s financial statements and related notes thereto.

Our Company

We are a dividend growth-oriented company formed to own and operate contracted clean power generation assets acquired from SunEdison and third parties. Our business objective is to acquire assets with high-quality contracted cash flows, primarily solar and wind generation assets serving utility, commercial and residential customers. Over time, we intend to acquire other clean power generation assets, including natural gas and hydro-electricity facilities, as well as hybrid energy solutions that enable us to provide contracted power on a 24/7 basis. We believe the renewable power generation segment is growing more rapidly than other power generation segments due in part to the emergence in various energy markets of “grid parity,” which is the point at which renewable energy sources can generate electricity at a cost equal to or lower than prevailing electricity prices. We expect retail electricity prices to continue to rise due to the increasing cost of producing electricity from fossil fuels caused by required investments in generation facilities and transmission and distribution infrastructure and increasing regulatory costs, among other factors. As of June 30, 2015, our portfolio consisted of solar and wind projects located in the United States, Canada, the United Kingdom, and Chile with an aggregate nameplate capacity of 1,883.5 MW.

We were formed on January 15, 2014 as a wholly owned indirect subsidiary of SunEdison. TerraForm Power, Inc. is the managing member of TerraForm Power, LLC (“Terra LLC”), and operates, controls and consolidates the business affairs of Terra LLC.

Our principal executive offices are located at 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814. Our telephone number is (240) 762-7700. Our internet site is www.terraform.com. Information on our website is not part of this prospectus and is not incorporated into this prospectus by reference.

You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, and the other reports we file with the SEC. See “Where You Can Find More Information.”

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings we make with the SEC, and in any prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of our securities by any Selling Stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

The ratios of earnings to fixed charges for the periods indicated are stated below. For this purpose, “earnings” include pre-tax income (loss) before adjustments for non-controlling interests in our consolidated subsidiaries and income or loss from equity investees, plus fixed charges and distributed income of equity investees, reduced by interest capitalized. “Fixed charges” include interest, whether expensed or capitalized, amortization of debt expense and the portion of rental expense that is representative of the interest factor in these rentals.

	Six Months Ended June 30, 2015	Year Ended December 31,
		2014	2013	2012
Ratio of Earnings to Fixed Charges	0.35	0.19	0.61	0.93

As of the date of this prospectus we have, and during all the periods presented we have had, no preferred stock outstanding; accordingly, we were not required to pay, and we have not declared or paid, any preferred stock dividends for the periods set forth below. Accordingly, our ratio of earnings to combined fixed charges and preferred stock dividends did not differ from the ratios presented below during any of these periods.

DESCRIPTION OF CAPITAL STOCK

The following description may not contain all of the information that is important to you. To understand them fully, you should read our amended and restated certificate of incorporation and our amended and restated bylaws, forms of which have been or will be filed with the SEC as exhibits to our registration statement of which this prospectus is a part. For information regarding the Class A Units, Class B Units, Class B1 Units and IDRs issued by Terra LLC, please see the section titled “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2015, which is incorporated by reference herein, as well as the amended and restated operating agreement of Terra LLC.

Authorized Capitalization

Our authorized capital stock consists of 850,000,000 shares of Class A common stock, par value $0.01 per share, of which 80,038,220 shares were issued and outstanding as of September 3, 2015, 140,000,000 shares of Class B common stock, par value $0.01 per share, of which 60,364,154 shares were issued and outstanding as of September 3, 2015, 260,000,000 shares of Class B1 common stock, par value $0.01 per share, none of which were issued and outstanding as of September 3, 2015, and 50,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding as of September 3, 2015. In addition, as of September 3, 2015, (i) an aggregate of 4,691,021 shares of our Class A common stock had been reserved for future issuance under the 2014 Incentive Plan, and (ii) an aggregate of 60,364,154 shares of our Class A common stock had been reserved for issuance upon the exchange of Class B units.

Class A Common Stock

Voting Rights

Each share of Class A common stock and Class B1 common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of Class A common stock or Class B1 common stock, as applicable, are entitled to vote. Holders of shares of our Class A common stock, Class B common stock and Class B1 common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. Holders of our Class A common stock and Class B1 common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our amended and restated certificate of incorporation or required by law, all matters to be voted on by holders of our Class A common stock, Class B common stock and Class B1 common stock must be approved by a majority, on a combined basis, of the votes cast by holders of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of Class A common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends upon our Class A common stock may be declared by our board of directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock. Before payment of any dividend, there may be set aside out of any of our funds available for dividends, such sums as the Board of Directors deems proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any of our property or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Furthermore because we are a holding company, our ability to pay dividends on our Class A common stock is limited by restrictions on the ability of our subsidiaries to pay dividends or make other distributions to us, including restrictions under the terms of the agreements governing our indebtedness.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our Class A common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities and the liquidation preference of any of our outstanding shares of preferred stock, subject only to the right of the holders of shares of our Class B common stock and Class B1 common stock to receive payment for the par value of their shares in connection with our liquidation.

Other Rights

Holders of our Class A common stock have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and non-assessable. The rights, preferences and privileges of the holders of our Class A common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Listing

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “TERP.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

Class B Common Stock

Voting Rights

Each share of Class B common stock entitles the holder to ten votes on matters presented to our stockholders generally. Holders of shares of our Class A common stock, Class B common stock and Class B1 common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. Holders of our Class B common stock will not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our amended and restated certificate of incorporation or required by law, all matters to be voted on by holders of our Class A common stock, Class B common stock and Class B1 common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter representing a majority, on a combined basis of votes. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

Dividend and Liquidation Rights

Holders of our Class B common stock do not have any right to receive dividends other than dividends payable solely in shares of Class B common stock in the event of payment of a dividend in shares of common stock payable to holders of our Class A common stock, or to receive a distribution upon our liquidation or winding up except for their right to receive payment for the par value of their shares of Class B common stock in connection with our liquidation.

Mandatory Redemption

Shares of Class B common stock are subject to redemption at a price per share equal to par value upon the exchange of Class B units of Terra LLC for shares of our Class A common stock. Shares of Class B common stock so redeemed are automatically cancelled and are not available to be reissued.

Transfer Restrictions

Shares of Class B common stock may not be transferred, except to our Sponsor or to a controlled affiliate of our Sponsor and together with an equivalent number of Class B units.

Director Designation Rights

Our amended and restated certificate of incorporation provides that our Sponsor, as the holder of our Class B common stock, will be entitled to elect up to two directors to our board of directors. See “Antitakeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws—Meetings and Elections of Directors—Director Designation Rights.”

Class B1 Common Stock

Voting Rights

Each share of Class B1 common stock entitles the holder to one vote on matters presented to our stockholders generally. Holders of shares of our Class A common stock, Class B common stock and Class B1 common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. Holders of our Class B1 common stock will not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by holders of our Class A common stock, Class B common stock and Class B1 common must be approved by a majority, on a combined basis, of votes by holders of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter representing a majority, on a combined basis of votes. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

Dividend and Liquidation Rights

Holders of our Class B1 common stock do not have any right to receive dividends other than dividends payable solely in shares of Class B1 common stock in the event of payment of a dividend in shares of common stock payable to holders of our Class A common stock, or to receive a distribution upon our liquidation or winding up except for their right to receive payment for the par value of their shares of Class B1 common stock in connection with our liquidation.

Mandatory Redemption

Shares of Class B1 common stock are subject to redemption at a price per share equal to par value upon the exchange of Class B1 units of Terra LLC for shares of our Class A common stock. Shares of Class B1 common stock so redeemed are automatically cancelled and are available to be reissued.

Transfer Restrictions

Shares of Class B1 common stock may not be transferred without our consent. Additionally, shares of Class B1 common stock may only be transferred if an equivalent number of Class B1 units, which generally may not be transferred without our consent, are transferred to the same transferee.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NASDAQ Global Select Market, which would apply so long as the shares of Class A common stock remain listed on the NASDAQ Global Select Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any preferred stock.

Corporate Opportunity

As permitted under the DGCL, in the event that either (i) our Sponsor or its affiliates or (ii) any (x) individual who is an officer or director of both us and our Sponsor or (y) individual who is a director of the Company and is otherwise an employee, officer or a director of a power generation business (“Dual Role Person”) acquire knowledge of a potential transaction or matter which may present a specified corporate opportunity, neither us or our affiliates will have, to the fullest extent permitted by law, any expectancy in such opportunity. In addition, neither our Sponsor and its affiliates nor any Dual Role Person shall have a duty to communicate or offer to us, or refrain from engaging directly or indirectly in, such opportunity, and may pursue or acquire such opportunity for themselves or direct such opportunity to another person, other than an offer in writing to a Dual Role Person in its capacity as one of directors, officers or employees. Any Dual Role Person (i) shall have no duty to communicate or offer to us any specified corporate opportunity that such Dual Role Person has communicated or offered to either our Sponsor or its affiliates or any power generation business of which such Dual Role Person is an employee, agent, representative, officer or director, (ii) shall not be prohibited from communicating or offering any specified corporate opportunity to either our Sponsor or its affiliates or any power generation business of which such Dual Role Person is an employee, agent, representative, officer or director, and (iii) shall not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Company, as the case may be, resulting from (x) the failure to communicate or offer to us any specified corporate opportunity that such Dual Role Person has communicated or offered to either our Sponsor or its affiliates or such power generation business, or (y) the communication or offer to either our Sponsor or its affiliates or any such power generation business, in each case, so long as such opportunity was not expressly offered in writing to the Dual Role Person solely in his or her capacity as a director or officer of the Company. In addition, even if a business opportunity is presented to a Dual Role Person, the following corporate opportunities will not belong to us: (i) those we are not financially able, contractually permitted or legally able to undertake, (ii) those not in our line of business, (iii) those of no practical advantage to us, and (iv) those in which we have no interest or reasonable expectancy. Except with respect to Dual Role Persons, the corporate opportunity doctrine applies as construed pursuant to applicable Delaware laws, without limitation.

Antitakeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

In addition to the disproportionate voting rights that SunEdison has as a result of its ownership of our Class B common stock, some provisions of Delaware law contain, and our amended and restated certificate of incorporation and our amended and restated bylaws described below contains, a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they will also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with superior voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Meetings and Elections of Directors

Special Meetings of Stockholders.   Our amended and restated certificate of incorporation provides that a special meeting of stockholders may be called only by our board of directors by a resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

Stockholder Action by Written Consent.   Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be effected by written consent by such stockholders until such time as our Sponsor ceases to directly or indirectly beneficially own 50% or more of the combined voting power of our common stock. Upon our Sponsor ceasing to directly or indirectly beneficially own 50% or more of the combined voting power of our common stock, our stockholders will not be permitted to take action by written consent.

Election and Powers of Chairman; Board Meetings.   Our amended and restated certificate of incorporation provides that the Chairman of our board of directors will be elected by our stockholders. Pursuant to our amended and restated bylaws, the Chairman (or his or her designee) has the right to call special meetings of our board of directors, establish the agenda for meetings of our board of directors and adjourn meetings of our board of directors. In addition, matters to be addressed or voted upon at any meeting of our board of directors shall be set forth in a notice of meeting delivered to each director in accordance with our amended and restated bylaws (unless such notice is waived) or brought before our board at such meeting by the Chairman. The provisions regarding election of our Chairman by our stockholders and our Chairman’s right to call special meetings of the board, establish the agenda and adjourn meetings of the board of directors will remain in effect until such time as our Sponsor ceases to directly or indirectly beneficially own 50% or more of the combined voting power of our common stock.

Director Designation Rights.   Our amended and restated certificate of incorporation provides that our Sponsor, as the holder of our Class B common stock, is entitled to elect up to two directors to our board of directors, which directors will be in addition to any other directors, officers or other affiliates of our Sponsor who (i) may be serving as directors, (ii) are subsequently appointed by our board to fill any vacancies, or (iii) are elected by our stockholders. We refer to directors elected to our board by our Sponsor pursuant to the foregoing provision as “Sponsor Designated Directors.” A director will be deemed to be a Sponsor Designated Director only if specifically identified as such in writing by our Sponsor at the time of his or her appointment to our board or at any time thereafter. Our Sponsor will have the right to remove and replace any Sponsor Designated Director at any time and for any reason, and to fill any vacancies otherwise resulting in such director positions. The provisions regarding the designation of directors by our Sponsor will terminate as of the date that our Sponsor ceases to directly or indirectly beneficially own shares representing 50% or more of the combined voting power of our common stock, unless required to be terminated earlier pursuant to applicable law or the rules of the national securities exchange on which any of our securities are listed. Any Sponsor Designated Director in office at the time of termination of the director designation provisions in our amended and restated certificate of incorporation will continue to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Vacancies.   Any vacancy occurring on our board of directors and any newly created directorship may be filled only by a majority of the directors remaining in office (even if less than a quorum), subject to the rights of holders of any series of preferred stock and the director designation rights of our Sponsor.

Amendments

Amendments of Certificate of Incorporation.   The provisions described above under “—Meetings and Elections of Directors—Special Meetings of Stockholders,” “—Meetings and Elections of Directors—Elimination of Stockholder Action by Written Consent” and “—Meetings and Elections of Directors—Vacancies” may be amended only by the affirmative vote of holders of at least two-thirds of the combined voting power of outstanding shares of our capital stock entitled to vote in the election of directors, voting together as a single class.

Amendment of Bylaws.   Our board of directors will have the power to make, alter, amend, change or repeal our bylaws or adopt new bylaws by the affirmative vote of a majority of the total number of directors then in office.

Notice Provisions Relating to Stockholder Proposals and Nominees

Our amended and restated bylaws also impose some procedural requirements on stockholders who wish to make nominations in the election of directors or propose any other business to be brought before an annual or special meeting of stockholders.

Specifically, a stockholder may (i) bring a proposal before an annual meeting of stockholders, (ii) nominate a candidate for election to our board of directors at an annual meeting of stockholders, or (iii) nominate a candidate for election to our board of directors at a special meeting of stockholders that has been called for the purpose of electing directors, only if such stockholder delivers timely notice to our corporate secretary. The notice must be in writing and must include certain information and comply with the delivery requirements as set forth in the bylaws.

To be timely, a stockholder’s notice must be received at our principal executive offices:

•	in the case of a nomination or other business in connection with an annual meeting of stockholders, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before or delayed more than 70 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us; or
•	in the case of a nomination in connection with a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

With respect to special meetings of stockholders, our amended and restated bylaws provide that only such business shall be conducted as shall have been stated in the notice of the meeting.

Delaware Antitakeover Law

We have opted out of Section 203 of the DGCL. However, our amended and restated certificate of incorporation provides that in the event our Sponsor and its affiliates cease to beneficially own at least 5% of the total voting power of all the then outstanding shares of our capital stock, we will automatically become subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•	at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Removal of Directors

Our amended and restated certificate of incorporation provides that, if any director (other than a Sponsor Designated Director) who, at the time of his or her most recent election or appointment to a term on our board of directors was an employee of our company or our Sponsor or any of our or its subsidiaries, ceases to be employed by us or our Sponsor or any of our or its subsidiaries during such term as director, such director shall no longer be qualified to be a director and shall immediately cease to be a director without any further action unless otherwise determined by our board of directors. In addition, our amended and restated certificate of incorporation provides, in accordance with the DGCL and subject to our Sponsor’s director designation rights and any special voting rights of any series of preferred stock that we may issue in the future, that stockholders may remove directors, with or without cause, by a majority vote.

Amendments

Any amendments to our amended and restated certificate of incorporation, subject to the rights of holders of our preferred stock, regarding the provisions thereof summarized under “—Corporate Opportunity” or “—Antitakeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws” will require the affirmative vote of at least 66 2∕3% of the voting power of all shares of our common stock then outstanding.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible or non-convertible. Our debt securities will be issued under an indenture to be entered into between us and one or more trustees selected by us.

We have summarized certain general terms and provisions of the indenture under which the debt securities may be issued. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the related prospectus supplement.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;
•	whether the securities will be senior or subordinated;
•	applicable subordination provisions, if any;
•	whether securities issued by us will be entitled to the benefits of any form of guarantee;
•	conversion or exchange into other securities;
•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;
•	percentage or percentages of principal amount at which such securities will be issued;
•	maturity date(s);
•	interest rate(s) or the method for determining the interest rate(s);
•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	redemption (including upon a “change of control”) or early repayment provisions;
•	authorized denominations;
•	form;
•	amount of discount or premium, if any, with which such securities will be issued;
•	whether such securities will be issued in whole or in part in the form of one or more global securities;
•	identity of the depositary for global securities;
•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
•	conversion or exchange features;
•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;
•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	extent to which a secondary market for the securities is expected to develop;
•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;
•	provisions relating to covenant defeasance and legal defeasance;
•	provisions relating to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and
•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and as otherwise described in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

DESCRIPTION OF WARRANTS

We may issue:

•	warrants for the purchase of debt securities, common stock, preferred stock or units of two or more of these types of securities; or
•	currency warrants, which are warrants or other rights relating to foreign currency exchange rates.

Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;
•	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;
•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;
•	in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;
•	in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;
•	the period during which you may exercise the warrants;
•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;
•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and
•	any other material terms of the warrants.

Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or
•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities and warrants, or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;
•	the terms of any unit agreement governing the units;
•	if applicable, a discussion of certain U.S. federal income tax considerations; and
•	the provision for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

General

We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.
•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.
•	Agents may be deemed to be underwriters under the Securities Act of 1933, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.
•	We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.
•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we will sell the securities to the dealer, as principal.
•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.
•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market on an exchange or otherwise.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.
•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.
•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the related prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the related prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the related prospectus supplement or otherwise.

We may sell shares of our common stock under a direct stock purchase and dividend reinvestment plan to be established after the date of this prospectus. The terms of any such plan will be set forth in the applicable prospectus supplement.

The Selling Stockholders’ Distributions

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our Class A common stock or interests in shares of our Class A common stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our Class A common stock or interests in shares of our Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	one or more underwritten offerings;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and
•	a combination of any such methods of sale.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Class A common stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of our Class A common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of our Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A common stock or interests therein, the Selling Stockholders may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. In connection with those derivative transactions, the third parties may sell securities covered by this prospectus and any related prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by the Selling Stockholders or borrowed from the Selling Stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the Selling Stockholders in settlement of those derivative or hedging transactions to close out any related open borrowings of securities.

The aggregate proceeds to the Selling Stockholders from the sale of our Class A common stock offered by them will be the purchase price of our Class A common stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Class A common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may resell all or a portion of the shares of our Class A common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Class A common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our Class A common stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling

Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the shares of our Class A common stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of the shares of our Class A common stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Selling Stockholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the Selling Stockholders, the terms of the securities and any material relationships between us and the Selling Stockholders. Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of the securities.

SELLING STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Class A common stock by the Selling Stockholders listed in the table below, which from time to time may offer shares of our Class A common stock. The information below is derived from the most recent questionnaires provided to us by the Selling Stockholders.

The following table sets forth:

•	the name of each selling stockholder;
•	the number of shares of Class A common stock beneficially owned by each selling stockholder prior to the sale of such shares covered by this prospectus;
•	the number of shares of Class A common stock that may be offered by each selling stockholder pursuant to this prospectus;
•	the number of shares of Class A common stock to be beneficially owned by each selling stockholder following the sale of any such shares covered by this prospectus; and
•	the percentage of our issued and outstanding common stock to be owned by each selling stockholder following the sale of any shares of Class A common stock covered by this prospectus based on shares of Class A common stock issued and outstanding as of September 3, 2015.

All information with respect to common stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares owned beneficially by them that are covered by this prospectus, but will not sell any other shares of Class A common stock that they presently own. Unless otherwise indicated in the footnotes, shares in the table refer to shares of outstanding Class A common stock.

Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned prior to Offering	Maximum Number of Shares of Class A Common Stock to be Offered	Shares of Class A Common Stock Beneficially Owned after Offering	Percentage of Class A Common Stock Beneficially Owned After Offering
Tortoise Select Opportunity Fund(1)	25,000	25,000	—	—
Tortoise Power and Energy Infrastructure Fund, Inc.(2)	247,822	130,000	117,822		*
Baron Asset Fund(3)	860,314	333,334	526,980		*
Baron Focused Growth Fund(4)	108,333	83,333	25,000		*
Baron Opportunity Fund(5)	136,833	99,833	37,000		*
Kingdon Associates(6)	221,650	119,350	102,300		*
M. Kingdon Offshore Master Fund L.P.(6)	382,850	206,150	176,700		*
Kingdon Family Partnership, L.P.(6)	45,500	24,500	21,000		*
Kingdon Credit Master Fund L.P.(6)	160,000	150,000	10,000		*
Capital Ventures International(7)	100,000	100,000	—	—
Luminus Energy Partners Master Fund, Ltd.(8)	1,359,489	600,000	759,489		*
Glenview Capital Management, LLC(9)	1,666,667	1,666,667	—	—
Zimmer Partners, LP(10)	1,328,499	1,328,499	—	—

Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned prior to Offering	Maximum Number of Shares of Class A Common Stock to be Offered	Shares of Class A Common Stock Beneficially Owned after Offering	Percentage of Class A Common Stock Beneficially Owned After Offering
Altai Capital Master Fund, Ltd.(11)	1,800,000	1,800,000	—	—
Samlyn Offshore Master Fund, Ltd.(12)	984,091	326,000	658,091		*
Samlyn Onshore Fund, LP(13)	525,340	174,000	351,340		*
Salient Capital Advisors, LLC(14)	585,453	193,700	391,753		*
Salient MLP & Energy Infrastructure Fund II(15)	776,122	239,633	536,489		*
Omega Advisors, Inc.(16)	1,333,334	1,333,334	—	—
Steadfast International Master Fund Ltd.(17)	2,226,059	910,500	1,315,559	1.6
American Steadfast, L.P.(18)	1,283,289	525,600	757,689		*
Steadfast Capital L.P.(19)	157,046	63,900	93,146		*
BlackRock, Inc.(20)	1,664,381	1,200,000	464,381		*
AT MLP Fund LLC(21)	529,602	500,000	29,602		*
Prudential Utility Fund d/b/a Prudential Jennison Utility Fund, a series of Prudential Sector Funds, Inc.(22)	1,333,334	1,333,334	—	—
R/C US Solar Investment Partnership, L.P. (Riverstone)(23)	5,840,000	5,840,000	—	—
(*)	Less than one percent.
(1)	The selling stockholder is a registered investment company under the Investment Company Act of 1940. Additionally, the selling stockholder has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(2)	The selling stockholder is a registered investment company under the Investment Company Act of 1940. Additionally, the selling stockholder has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(3)	The selling stockholder is a registered investment company under the Investment Company Act of 1940. Additionally, the selling stockholder has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(4)	The selling stockholder is a registered investment company under the Investment Company Act of 1940. Additionally, the selling stockholder has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(5)	The selling stockholder is a registered investment company under the Investment Company Act of 1940. Additionally, the selling stockholder has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(6)	Kingdon Capital Management, L.L.C., a Delaware limited liability company (“Kingdon Capital Management”), serves as investment manager to each of Kingdon Associates, a New York limited partnership, M. Kingdon Offshore Master Fund L.P., a Cayman Islands exempted limited partnership, Kingdon Family Partnership, L.P., a New York limited partnership, and Kingdon Credit Master Fund L.P., a Cayman Islands exempted limited partnership and other clients that hold Class A common stock. In such capacity, Kingdon Capital Management may be deemed to have voting and discretionary power over the Class A common stock held by each of these funds. Mark Kingdon is the managing member of Kingdon Capital Management.
(7)	The names of persons who have voting or investment control over the Class A common stock owned by Capital Ventures International are Heights Capital Management, Inc., authorized agent of Capital Ventures International, and its investment manager, Martin Kobinger. Mr. Kobinger disclaims any such beneficial ownership of the shares. Additionally, Capital Ventures International has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(8)	The names of the persons who have voting or investment control over the Class A common stock owned by Luminus Energy Partners Master Fund, Ltd. are Luminus Management, Ltd. and its director, Jonathan Barrett. Mr. Barrett disclaims any such beneficial ownership of the shares.
(9)	The total number of Class A common stock includes: 49,280 shares held by Glenview Capital Partners, L.P.; 286,643 shares held by Glenview Institutional Partners, L.P.; 568,744 shares held by Glenview Capital Master Fund, Ltd.; 333,660 shares held by Glenview Capital Opportunity Fund, L.P.; and 428,340 shares held by Glenview Offshore Opportunity Master Fund Ltd. The Glenview entities have indicated that Glenview Capital Management, LLC exercises voting and investment power with respect to the shares. The Glenview entities have also indicated that Larry Robbins is the Chief Executive Officer of Glenview Capital Management, LLC. Each of Glenview Capital Management LLC and Larry Robbins disclaim beneficial ownership of the shares except to the extent of his or its pecuniary interest therein.

(10)	The total number of Class A common stock includes: 187,100 shares held by P Zimmer Ltd.; 1,044,300 shares held by ZP Master Utility Fund, Ltd; and 97,099 shares held by ZP Energy Fund, L.P. The Zimmer entities have indicated that Zimmer Partners, LP, as investment manager, and Zimmer Partners GP, LLC, as general partner of Zimmer Partners, LP, exercise voting and investment power with respect to the shares. The Zimmer entities have also indicated that Stuart J. Zimmer is the managing member of Zimmer Partners GP, LLC. Mr. Zimmer disclaims any such beneficial ownership of the shares.
(11)	Altai Capital Management, L.P. (“ACMLP”) serves as investment manager to Altai Capital Master Fund, Ltd. (“ACMF”). Altai Capital Management, LLC (“IMGP”) serves as general partner of ACMLP. Mr. Rishi Bajaj serves as managing principal of ACMLP and member of IMGP. Mr. Toby E. Symonds serves as president and managing principal of ACMLP and member of IMGP. Mr. Steven V. Tesoriere serves as managing principal of ACMLP and member of IMGP. In such capacities, each of ACMLP, IMGP, Mr. Bajaj, Mr. Symonds and Mr. Tesoriere may be deemed to beneficially own the shares held by ACMF. Each of ACMLP, IMGP, Mr. Bajaj, Mr. Symonds and Mr. Tesoriere disclaims beneficial ownership of the securities held by ACMF except to the extent of its or his respective pecuniary interest therein. The principal place of business of each of ACMF, ACMLP, IMGP, Mr. Bajaj, Mr. Symonds and Mr. Tesoriere is 152 West 57th Street, 10th Floor, New York, New York 10019.
(12)	The names of persons who have voting or investment control over the Class A common stock owned by Samlyn Offshore Master Fund, Ltd. are Samlyn Capital, LLC, and its managing member, Robert Pohly. Mr. Pohly disclaims any such beneficial ownership of the shares.
(13)	The names of persons who have voting or investment control over the Class A common stock owned by Samlyn Onshore Fund, LP are Samlyn Partners, LLC, and its managing member, Robert Pohly. Mr. Pohly disclaims any such beneficial ownership of the shares.
(14)	The total number of Class A common stock includes: 489,501 shares held by Salient MLP Fund, L.P., of which 155,133 shares are offered hereby; and 95,952 shares held by Salient MLP TE Fund, L.P., of which 38,567 shares are offered hereby. The Salient entities have indicated that Salient Capital Advisors, LLC exercises voting and investment power with respect to the shares. The Salient entities have also indicated that Gregory A. Reid is the managing member of Salient Capital Advisors, LLC. Mr. Reid disclaims any such beneficial ownership of the shares. Additionally, the Salient entities have indicated that they are an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares they had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(15)	The selling stockholder is a registered investment company under the Investment Company Act of 1940.
(16)	The total number of Class A common stock includes: 107,000 shares held by Beta Equities, Inc.; 14,000 shares held by Barnabas Health, Inc.; 468,334 shares held by Omega Overseas Partners, Ltd.; 11,000 shares held by Permal LGC Ltd.; 29,000 shares held by VMT II, LLC; 168,000 shares held by Omega Capital Investors, L.P.; 365,000 shares held by Omega Capital Partners, L.P.; and 171,000 shares held by Omega Equity Investors, L.P. Omega Advisors, Inc., as the investment manager of the entities listed in the previous sentence, exercises voting and investment power with respect to the shares. Omega Capital Investors, L.P., Omega Capital Partners, L.P. and Omega Equity Investors, L.P., have also indicated that Omega Associates, LLC, as general partner, also exercises voting and investment power with respect to the shares held by each of them. Leon G. Cooperman is the managing member of Omega Associates, LLC and the president and sole shareholder of Omega Advisors, Inc. Mr. Cooperman disclaims any such beneficial ownership of the shares.
(17)	The names of persons who have voting or investment control over the Class A common stock owned by Steadfast International Master Fund Ltd. are Steadfast Capital Management LP, its investment manager, and Robert S. Pitts, the controlling principal of Steadfast Capital Management LP.
(18)	The names of persons who have voting or investment control over the Class A common stock owned by American Steadfast, L.P. are Steadfast Capital Management LP, its investment adviser, and Robert S. Pitts, the controlling principal of Steadfast Capital Management LP.
(19)	The names of persons who have voting or investment control over the Class A common stock owned by Steadfast Capital, L.P. are Steadfast Advisors LP, its general partner, and Robert S. Pitts, the controlling principal of Steadfast Advisors LP.
(20)	BlackRock, Inc. is the ultimate parent holding company of certain advisory subsidiaries that have the power to vote or dispose of the referenced securities. Of the 1,664,381 shares listed above, 930,968 shares are for the benefit of BlackRock Global Allocation Fund, Inc., of which 667,723 shares are offered hereby; 192,089 shares are for the benefit of BlackRock Global Allocation V.I. Fund of the BlackRock Variable Series Funds, Inc., of which 138,179 shares are offered hereby; 4,254 shares are for the benefit of BlackRock Global Allocation Portfolio of the BlackRock Series Fund, Inc., of which 3,051 shares are offered hereby; 16,563 shares are for the benefit of BlackRock Global Allocation Fund (Australia), of which 11,939 shares are offered hereby; 11,002 shares are for the benefit of MassMutual Select BlackRock Global Allocation Fund, of which 7,883 shares are offered hereby; 55,187 shares are for the benefit of JNL/BlackRock Global Allocation Fund of JNL Series Trust, of which 39,771 shares are offered hereby; 388,206 shares are for the benefit of BlackRock Global Funds – Global Allocation Fund, of which 284,073 shares are offered hereby; 24,476 shares are for the benefit of BlackRock Global Funds – Global Dynamic Equity Fund, of which 17,813 shares are offered hereby; 12,508 shares are for the benefit of AZL BlackRock Global Allocation Fund, a Series of Allianz Variable Insurance Products Trust, of which 9,032 shares are offered hereby; and 28,528 shares are for the benefit of BlackRock Global Allocation Collective Fund, of which 20,536 shares are offered hereby (collectively, the “BlackRock Funds”). On behalf of BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock Institutional Trust Company, N.A., the Investment Manager, Adviser, Sub-Adviser and/or Trustee (as applicable) of the BlackRock Funds, Dennis Stattman, as a Managing Director of BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock Institutional Trust Company, N.A., has voting and investment power over the shares held by the BlackRock Funds. Mr. Stattman expressly disclaims beneficial ownership of all shares held by the BlackRock Funds. Additionally, the BlackRock Funds have indicated that they are an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares they had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(21)	The names of persons who have voting or investment control over the Class A common stock owned by AT MLP FUND LLC are Atlantic Trust Company, N.A., and its portfolio managers, Paul McPheeters and Adam Karpf. Mr. McPheeters and Mr. Karpf disclaim any such beneficial ownership of the shares.

(22)	The selling stockholder is a registered investment company under the Investment Company Act of 1940. Additionally, the selling stockholder has indicated that it is an affiliate of a broker-dealer and (1) purchased the shares in the ordinary course of business and (2) at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person, to distribute the shares.
(23)	The Riverstone entities have indicated that Riverstone/Carlyle Renewable Energy Grant GP, L.L.C. is the general partner of the selling stockholder; however, its sole member, R/C Renewable Energy GP II, LLC, exercises investment discretion and control over the Class A common stock beneficially owned by the selling stockholder. R/C Renewable Energy GP II, LLC is managed by a seven person investment committee of Pierre F. Lapeyre, Jr., David M. Leuschen, Ralph C. Alexander, Michael B. Hoffman, Stephen B. Schaefer, Daniel A. D’Aniello and Edward J. Mathias. Each such member of the investment committee disclaims any such beneficial ownership of the shares.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities that may be offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. If legal matters in connection with the offering made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of TerraForm Power, Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries included in TerraForm Power Inc.’s Form 8-K as filed with the SEC on March 30, 2015 as of December 31, 2013 and 2012 and for the year ended December 31, 2013 and the period from September 24, 2012 (Date of Inception) to December 31, 2012 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of First Wind Operating Entities included in TerraForm Power Inc.’s Form 8-K as filed with the SEC on March 30, 2015 as of December 31, 2014 and 2013 and for each of the years in the two-year period ended December 31, 2014 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Raleigh Wind Power Partnership as of and for the year ended December 31, 2014, the consolidated financial statements of Prairie Breeze Class B Holdings LLC and Subsidiaries as of and for the year ended December 31, 2014, the consolidated financial statements of Bishop Hill Class B Holdings LLC and Subsidiaries as of and for the year ended December 31, 2014, the consolidated financial statements of California Ridge Class B Holdings LLC and Subsidiaries as of and for the year ended December 31, 2014, the consolidated financial statements of Rattlesnake Wind I Class B Holdings LLC and Subsidiaries as of December 31, 2014 and for the period June 30, 2014 (Date of Inception) through December 31, 2014, and the financial statements of Prairie Breeze Wind Energy II LLC as of December 31, 2014 and for the period May 8, 2014 (Date of Inception) through December 31, 2014, incorporated in this prospectus and registration statement by reference from the Current Report on Form 8-K of TerraForm Power, Inc. filed on September 4, 2015, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are incorporating by reference into this registration statement information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. We incorporate by reference into this registration statement the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act), which we have filed with the SEC:

•	our Annual Report on Form 10-K, filed with the SEC on March 13, 2015;
•	our Quarterly Reports on Form 10-Q, filed with the SEC on May 7, 2015 and August 6, 2015;
•	those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2015, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014; and
•	our Current Reports on Form 8-K, filed with the SEC on February 3, 2015, March 30, 2015, April 1, 2015, May 6, 2015, May 8, 2015, June 2, 2015, June 12, 2015, July 7, 2015, July 22, 2015 and September, 4, 2015.

We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this registration statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this registration statement.

You should direct requests for documents to:

TerraForm Power, Inc.
7550 Wisconsin Avenue, 9th Floor
Bethesda, Maryland 20814
(240) 762-7700

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink.

We are subject to the reporting, proxy and information requirements of the Exchange Act, and as a result are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to above, as well as on our website, www.terraform.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not incorporated into and are not part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

12,161,844 Shares

TerraForm Power, Inc.

Class A Common Stock

PROSPECTUS SUPPLEMENT

January 29, 2016